Execution Copy

$60,000,000

Vion Pharmaceuticals, Inc.

7.75% Convertible Senior Notes due 2012

Warrants to Purchase 7,800,000 Shares of Common Stock

PURCHASE AGREEMENT

February 13, 2007

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

Ladies and Gentlemen:

Vion Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby confirms to CRT Capital Group LLC, a limited liability company organized under the laws of the State of Connecticut (“CRT” or the “Initial Purchaser”), its agreement to issue and sell to CRT certain notes and warrants as set forth below.

1.	The Transactions.

(a)          Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $60,000,000 aggregate principal amount of its 7.75% Convertible Senior Notes due 2012 (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 7,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The initial conversion rate of the Notes is 520.833 shares of Common Stock per each $1,000 principal amount of Notes, subject to adjustment as described in the Indenture (as defined below). The Notes shall be convertible into shares of Common Stock and the Warrants shall be exercisable into shares of Common Stock (collectively, the “Shares”). The Notes and Warrants will have the terms and provisions which are described in the Offering Memorandum (as defined below) under the heading “Description of Securities” and such other terms as are customary. The Notes will be issued pursuant to the provisions of the Indenture (the “Indenture”), to be dated on or about February 20, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and shall be substantially in the form of the Form of Convertible Note attached as Exhibit A thereto (the “Form of Note”), and the Warrants will be issued pursuant to the terms of the form of warrant accompanying this Agreement (the “Form of Warrant”). The Notes, Warrants and the Shares are hereinafter referred to collectively as the “Securities.” The offer and sale of the Securities is hereinafter referred to as the “Offering.” Holders of the Securities will have the registration rights set forth in a registration rights agreement (the “Registration Rights Agreement”), to be dated as of February 20, 2007, between the Company and the Initial Purchaser, relating to the resale of the Notes and Shares under the Securities Act of 1933, as amended (the “Securities Act”).

(b)          In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchaser an Offering Memorandum, dated the date hereof (the “Offering Memorandum”), and a Preliminary Offering Memorandum, dated January 25, 2007, as disseminated prior to the date hereof and as supplemented by the pricing supplement (the “Pricing Supplement”) disseminated prior to the execution of this Agreement and attached hereto as Exhibit A (the “Preliminary Offering Memorandum”), each in form and substance satisfactory to the Initial Purchaser and each setting forth information regarding the Company, the Securities, the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below). The Preliminary Offering Memorandum and the Offering Memorandum each incorporates by reference the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2005; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; (iii) Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2006, January 12, 2006, January 31, 2006, February 3, 2006, February 14, 2006, March 14, 2006, April 5, 2006, May 12, 2006, May 24, 2006, June 2, 2006, June 6, 2006, June 29, 2006, July 19, 2006, October 26, 2006, November 14, 2006, December 12, 2006, December 14, 2006, December 19, 2006, January 17, 2007 and January 25, 2007; (iv) the Company’s description of its Common Stock contained in Item 1 of the registration statement on Form 8-A, filed with the Commission on January 31, 1995; (v) the rights agreement, dated as of October 26, 1998, as amended on August 16, 2004; and (vi) the registration statement on Form 8-A, filed with the Commission on October 26, 1998, as amended by Amendment No. 1 thereto of Form 8-A/A filed with the Commission on August 16, 2004 (all such documents listed in clauses (i) through (vi) above (including documents incorporated therein) are referred to in this Agreement as the “Incorporated Documents”). Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto made prior to the completion of the Offering. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser.

(c)          This Agreement, the Securities, the Form of Warrant, the Registration Rights Agreement, the Form of Convertible Note and the Indenture are herein referred to as the “Offering Documents.”

2.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser:

(a)          On the date hereof, the Offering Memorandum does not contain any untrue statement of a material fact, and does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2 do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering

Memorandum. No written order or injunction has been issued to the Company, and to the best of its knowledge, there are no injunctions (which have not been reduced to writing) that either (i) asserts that any of the transactions contemplated by the Offering Documents is subject to the registration requirements of the Securities Act or (ii) purports to prevent or suspend the issuance or sale of any of the Securities or the use of the Offering Memorandum in any jurisdiction. The Company has not distributed, and will not distribute, prior to the later of the Closing Date (as defined below) of the Offering (or any Additional Closing Date (as defined below)) and the completion of the Initial Purchaser’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

(b)          As of their respective filing dates, each of the Incorporated Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder applicable to the Incorporated Documents, and as of their respective filing dates, no Incorporated Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the Incorporated Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q, and Regulations S-K and S-X of the Commission). The financial and statistical information included or incorporated by reference in the Offering Memorandum presents fairly the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Incorporated Documents and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company.

(c)          The Company understands and confirms that the Initial Purchaser will rely on the representations set forth herein in effecting transactions in the Securities.

(d)          Subsequent to the respective dates as of which information is given in the Offering Memorandum, except as disclosed in the Offering Memorandum, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no adverse change or development which could, individually or in the aggregate, have or result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition, financial or otherwise, results of operations, stockholders’

equity, properties or prospects of the Company and the subsidiaries of the Company (each a “Subsidiary,” and collectively, the “Subsidiaries”) taken as a whole; (ii) the long-term debt or capital stock of the Company and the Subsidiaries taken as a whole; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents (any such change or development being a “Material Adverse Effect”). Since the date of the latest balance sheet incorporated by reference into the Offering Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, accrued or absolute, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Offering Memorandum.

(e)          Except as contemplated by this Agreement, the Offering Documents or as disclosed in the Offering Memorandum or the Incorporated Documents, since September 30, 2006, through the date immediately preceding the Closing Date, the Company has not (i) made an original issue of stock, options, bonds or other corporate securities other than pursuant to the Company’s stock and option plans or upon the exercise of warrants outstanding prior to the such date, (ii) borrowed any amount or incurred or became subject to any liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business, (iv) declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any securities of the Company other than pursuant to restricted stock agreements under the Company’s 2005 Stock Incentive Plan, (v) mortgaged, pledged or subjected to any Lien or adverse claim any of the Company’s properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business, (vi) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business or in an aggregate amount less than $250,000, (vii) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business, (viii) made any capital expenditures or commitments therefor other than in the ordinary course of business or in an aggregate amount less than $250,000, (ix) entered into any other transaction other than in the ordinary course of business in an aggregate amount less than $250,000 or entered into any material transaction, whether or not in the ordinary course of business, (x) made any charitable contributions or pledges in an aggregate amount in excess of $25,000, (xi) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company which individually or in the aggregate would reasonably be expected to have or result in a Material Adverse Effect, (xii) made any material change in the nature or operations of the business of the Company or (xiii) entered into any agreement or commitment to do any of the foregoing.

(f)           The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum (as of the dates set forth in the Offering Memorandum) and, after giving effect to the Offering, will be as set forth in the Offering Memorandum. Except as disclosed in the Offering Memorandum, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable federal, state and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”).

(g)          The Shares have been duly authorized and reserved, and if and when issued upon conversion of the Notes in accordance with their terms and the Indenture, or upon exercise of the Warrants in accordance with the Form of Warrant, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights and any Liens; will have been issued in compliance with all applicable federal, state and foreign securities laws, will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company upon issuance or sale of the Securities, and, except as disclosed in the Offering Memorandum, will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation (as amended), bylaws or governing documents or any agreement to which the Company is a party or by which any of them may be bound.

(h)          The Common Stock (including the Shares) conforms to the descriptions thereof contained in the Offering Memorandum. Except as disclosed in, and as of the date or dates disclosed in, the Offering Memorandum, neither the Company nor any Subsidiary has any outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security.

(i)           Each of the Subsidiaries is wholly-owned by the Company. Neither of the Subsidiaries is a “significant subsidiary” of the Company within the meaning of Regulation S-X promulgated under the Securities Act. Neither of the Subsidiaries has any material operations, assets or liabilities.

(j)           The Company has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum, and to own, lease and operate its respective properties. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not reasonably be expected (individually and in the aggregate) to have or result in a Material Adverse Effect.

(k)          The Company has the requisite power and authority to execute, deliver and perform its obligations under the Notes and Warrants. The Notes and Warrants have been duly and validly authorized by the Company for issuance and, (i) the Notes when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company free of any Liens, entitled to the benefits of the Indenture and (ii) the Warrants, when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legal binding obligations of the Company free of any Liens, entitled to the benefits of the terms thereof. The Securities are enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((A) and (B) collectively, the “Enforceability Exceptions”) and will be convertible or exercisable into the shares of Common Stock in accordance with their terms. At the Closing Date, the Notes will be in the form contemplated by the Indenture and the Form of Note and the Warrants will be in the form contemplated by the Form of Warrant.

(l)           The Company has the requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”), and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(m)         The Company has the requisite power and authority to execute, deliver and perform its obligations under the Offering Documents. Each of the Offering Documents has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the other parties thereto), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(n)          There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default by the Company under any of the Offering Documents.

(o)          The execution, delivery, and performance of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents do not and will not conflict with, require consent under, or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under or violate or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties, operations or assets may be bound; (ii) any provision of the certificate or articles of incorporation, bylaws or other organizational documents of the Company; or (iii) any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties; except, in the case of clauses (i) and (iii) above, as have been or will be obtained, as may be required under Federal or state securities laws in connection with the filing and effectiveness of the Shelf Registration Statement as contemplated by the Registration Rights Agreement, under Federal or state securities laws in connection with the distribution of the Securities by the Initial Purchaser, in connection with the qualification of the Indenture under the TIA or in connection with the listing of the Shares on the Nasdaq Capital Market, or would not reasonably be expected to have a Material Adverse Effect.

(p)          The Company has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, a “Consent”) of, and has made all filings with and given all notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business as presently conducted and as described in the Offering Memorandum, and, in all material respects is complying therewith, except where the failure to have any such Consent or to make any such filing or notice would not reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect. The Company is in compliance in all material respects with the rules, regulations and applicable laws and orders of the authorities and governing bodies having jurisdiction with respect thereto; and to the knowledge of the Company no event has occurred (including), without limitation, the receipt of any notice from any such authority or governing body) that would result in or, after notice or lapse of time or both, would result in, revocation, suspension or termination of any such Consent or would result in or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Consent; except where such failure to be in compliance or the occurrence of any such event or the presence of any such restriction would not reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

(q)          No Consent, filing, order, registration, approval, authorization qualification of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required by the Company for the execution, delivery and performance of the Offering Documents, or consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Notes and the Warrants (and the issuance of the Shares upon conversion of the Notes and exercise of the Warrants), except such Consents as may be required under the rules of the Nasdaq Stock Market or state securities or “blue sky” laws or the approval of the Commission of a resale registration statement on Form S-3 as contemplated by the Registration Rights Agreement. No consent, approval or authorization of the stockholders of the Company is required in connection with the issuance of the Securities.

(r)           Except as disclosed in the Offering Memorandum, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other claim, action, suit, inquiry, litigation, Commission comment letters, or arbitration, domestic or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company is the subject which, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceeding, claim, action, suit, litigation or arbitration is threatened or contemplated.

(s)           The financial statements, including the notes thereto, included in the Incorporated Documents are true, correct and complete copies of the consolidated audited balance sheets of the Company at December 31, 2004 and 2005 and the related consolidated audited statements of operations, changes in stockholders’ equity (deficit) and comprehensive income (loss) and cash flows for the years ended December 31, 2004 and 2005 and present fairly, in all material respects, as of the dates and for the periods specified, the financial position, cash flows and results of operations of the Company and its consolidated subsidiaries for which financial statements are included in the Incorporated Documents; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the financial and statistical information included or incorporated by reference in the Offering Memorandum presents fairly the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Incorporated Documents and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company.

(t)           Ernst and Young LLP, which examined the financial statements of the Company at December 31, 2005 and the audited financial statements contained in the Incorporated Documents, was an independent public accounting firm as required by the Securities Act and the Exchange Act at the time of such examination.

(u)          The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Capital Market, nor has the Company received any written notification or, to its knowledge, oral notification, that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing or that the Company is not in compliance with the continuing listing or maintenance requirements of the Nasdaq Capital Market.

(v)          The Company has filed in a timely manner (or received an appropriate extension therefor) each document or report required to be filed by it pursuant to the Exchange Act, including, without limitation, the Incorporated Documents.

(w)         The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)          To the extent required by the Exchange Act, the Company maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act): such disclosure controls and procedures and internal control over financial reporting are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and such disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and audit committee have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent auditors and audit committee; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, except for any corrective actions with regard to significant deficiencies and material weaknesses disclosed in the Offering Memorandum; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Company and the Company’s board of directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(y)          Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Securities or any security of the same class or series of the Securities or (ii) has offered or will offer or sell the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company has not entered nor will it enter into any contractual arrangement with respect to the distribution of the Securities except for the Offering Documents.

(z)          The proceeds to the Company from the offering of the Securities will not be used to purchase or carry any security in violation of Regulation T, U and X of the Board of Governors of the Federal Reserve System.

(aa)        Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(bb)       Except as described in the Offering Memorandum, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents.

(cc)        The Company is not and, immediately after the sale of the Securities as contemplated hereunder will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd)       Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is not so described in such reports.

(ee)        The Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as described in the Offering

Memorandum. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Offering Memorandum or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company.

(ff)         The Company owns, licenses or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the connection with the business now operating by them that are necessary for the conduct of the business (“Intellectual Property”) of the Company as presently conducted, except where failure to own, license or possess or otherwise to be able to acquire such intellectual property would not singly, or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property does not infringe on or conflict with the rights or intellectual property of third parties, and the Company has not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property that, singly or in the aggregate, if the subject of unfavorable decision, ruling or finding, would have a Material Adverse Effect, in each case except as described in the Offering Memorandum.

(gg)        The Company has prepared and timely filed all material tax returns that are required to be filed by it prior to the date hereof and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including, without limitation, all material sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), other than those being contested in good faith by appropriate proceedings. There is no tax Lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company except for Liens for taxes not yet due and payable.

(hh)        No collective bargaining agreement covering any employee of the Company exists that is binding on the Company, and, to the Company’s knowledge, no petition has been filed or proceeding instituted by an employee or group of employees of the Company with the National Labor Relations Board seeking recognition of a bargaining representative. To the Company’s knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of the Company, and there is no threatened, imminent or current labor strike, dispute or organized work stoppage in effect by the employees of the Company which could have or result in a Material Adverse Effect.

(ii)          No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company would have any liability; each employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company would have any liability is in compliance in all material respects with applicable law, including, without limitation, ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in Section 3(2)); and each pension plan (as defined in Section 3(2)) for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(jj)          The Company is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) the Company has not received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all material permits, licenses and other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (the “CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. The Company has been named as a “potentially responsible party” under the CERCLA 1980. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(kk)        The Company maintains insurance of the types, against such losses and in the amounts and with such insurers as are customary in the Company’s industry and otherwise reasonably prudent, including risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect, except where failure of the Company to maintain such insurance or failure of such insurance to be in full force and effect would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(ll)          All material agreements to which the Company is party and which are required to have been filed by the Company pursuant to the Securities Act, the Exchange Act, and the rules and regulations thereunder as of the date hereof have been filed by the Company with the Commission. As of the date hereof, except as disclosed in the Incorporated Documents, except for those agreements that by their terms are no longer in effect each such agreement is in full force and effect and is binding on the Company and, to the Company’s knowledge, is binding upon such other parties, in each case in accordance with its terms, and neither the Company nor, to the Company’s knowledge, any other party thereto is in breach of or default under any such agreement. Except as disclosed in the Offering Memorandum, the Company has not received any written notice regarding the termination of any such agreements.

(mm)     The Company is not (i) in violation of its certificate of incorporation, bylaws, or other organizational documents, or (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which it is a party or by which it is bound or to which any of its property or assets is subject, or has received a written notice or claim, or, to its knowledge, oral notification, of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except where the consequences of such violation would not reasonably be expected to have a Material Adverse Effect, and except (in the case of clause (ii) above) defaults or Liens disclosed in the Offering Memorandum.

(nn)        The certificates for the shares of Common Stock (including the Shares) conform to the requirements of the Nasdaq Capital Market and the General Corporation Law of the State of Delaware.

(oo)       Except as described in the Offering Memorandum, the Company has complied with and established such committees and policies as required by the Sarbanes-Oxley Act of 2002. The Company is subject to and is in compliance with all of the requirements of the Nasdaq Capital Market.

(pp)        Other than CRT (as the Initial Purchaser), no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the sale of the Securities to the Initial Purchaser, the resale of the Securities and Shares by the Initial Purchaser or the consummation of this Agreement or any of the transactions contemplated hereby.

(qq)        Assuming the accuracy of the Initial Purchaser’s representations and warranties and compliance with its obligations under Section 4 hereof, the offer and sale of the Securities to CRT in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) and Regulation D thereof, Regulation S under the Securities Act or Rule 144A under the Securities Act; and except in connection with the registration contemplated by the Registration Rights Agreement, it is not necessary to qualify an indenture in respect of the Notes under the TIA.

                              The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3.	Purchase, Sale and Delivery of the Securities

(a)          On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at 94% of the principal amount of the Notes, the aggregate principal amount of the Notes and the aggregate number of Warrants set forth on Schedule 1 hereto.

Delivery of and payment for the Securities shall be made at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, on February 20, 2007, or such other date as the Initial Purchaser and the Company shall mutually agree, at such time and date being herein referred to as the “Closing Date.” The Securities shall be delivered on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing to the Initial Purchaser by the Company. If requested by the Initial Purchaser, one or more global securities representing the Securities shall be registered by the Trustee in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), and credited to such accounts as CRT shall request, upon notice to the Company at least 48 hours prior to the Closing Date.

(b)          Notwithstanding anything to the contrary herein, to the extent that any subsequent purchaser of the Securities from the Initial Purchaser listed on a separate letter to be delivered to the Company on the date hereof (a “Subsequent Purchaser”) has withdrawn its commitment, as set forth in such letter, to purchase all or a portion of the Securities, or such Subsequent Purchaser has actually made or has threatened to make any amendments, alterations, modifications, withdrawals, waivers or breaches of its commitment to purchase the Securities or fails to perform in any way under its commitment to purchase the Securities, the Initial Purchaser’s obligation to purchase the Notes and Warrants under this Agreement shall be terminated or adjusted downward on a dollar for dollar basis accordingly, at the sole discretion of the Initial Purchaser; provided that, it shall be a condition to the Company’s obligations hereunder to sell the Securities hereunder that the Initial Purchaser purchase at least $40 million of Notes and Warrants to purchase 5,200,000 shares of Common Stock.

4.	Offering by the Initial Purchaser.

(a)          The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

(b)	The Initial Purchaser represents and warrants that:

(i)           It is a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act (a “QIB”) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Offering Memorandum.

(ii)          It is not acquiring the Securities with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to persons reasonably believed by it to be, QIBs, institutional accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act, or in transactions exempt pursuant to Regulation S under the Securities Act; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Preliminary Offering Memorandum and the Offering Memorandum.

(iii)        No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

5.            Certain Covenants. For the purposes of this Section 5, “Closing Date” shall refer to the Closing Date for the Notes and Warrants.

(a)	The Company covenants and agrees with the Initial Purchaser that:

(i)           The Company shall have prepared the Offering Memorandum in a form approved by the Initial Purchaser and deliver the Offering Memorandum to the Initial Purchaser.

(ii)          The Company shall use the proceeds of the Offering in the manner described in the Offering Memorandum under the heading “Use of Proceeds.”

(iii)         The Company will not amend or supplement the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given their consent, which consent shall not be unreasonably withheld or delayed, other than by filing documents under the Exchange Act that are incorporated by reference therein, without notice to the Initial Purchaser. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Securities and Shares by the Initial Purchaser. As soon as the Company is advised thereof, the Company will notify the Initial Purchaser and its counsel, and confirm the notice in writing, of any order preventing or suspending the use of the Offering Documents, or the suspension of the qualification or registration of the Securities for offering or the suspension of any exemption for such qualification or registration of the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(iv)         In connection with the Offering, until the Initial Purchaser has notified the Company of the completion of the resale of the Notes and Shares, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or Shares or attempt to induce any person to purchase any Notes or Shares; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes and Shares.

(v)          For a period of 90 days after the date of the initial Offering by the Initial Purchaser, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, except with the consent of the Initial Purchaser and except the filing of a shelf registration statement covering the Securities, sales and grants of employee stock options or stock pursuant to the terms of a plan approved by the Company’s stockholders, or issuances of securities pursuant to the exercise of such options or the exercise of any other employee stock options or warrants outstanding on the date hereof. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act, Regulation S of the Securities Act or Rule 144A of the Securities Act to cease to be applicable to the offer and sale of the Securities, except with the consent of the Initial Purchaser.

(vi)         The Company will use its reasonable best efforts to qualify or exempt the Notes and Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Initial Purchaser may reasonably designate and the Company will make such applications and furnish information as may be required for such purposes, and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Securities by the Initial Purchaser; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in any jurisdiction in which it is not otherwise subject.

(vii)       If, at any time prior to the completion of the resale by the Initial Purchaser of the Securities, any event shall occur as a result of which it is necessary, in the opinion of the Company or its counsel or in the reasonable judgment of the Initial Purchaser, to amend or supplement the Offering Memorandum in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall notify the Initial Purchaser of any such event and (subject to Section 5(a)) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply with all applicable laws, rules or regulations.

(viii)      The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of each of the Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser or its counsel may reasonably request.

(ix)         The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(x)          Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) will take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(xi)         The Company will cause the Notes to be eligible for clearance and settlement through DTC and will use reasonable best efforts to make any Notes held by QIBs eligible for trading on The PORTAL MarketSM of the National Association of Securities Dealers, Inc.

(xii)       The Company will use its reasonable best efforts to list the Shares for quotation on the Nasdaq Capital Market by Closing.

(xiii)      The Company will, at all times, authorize, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Shares upon conversion of the Notes and exercise of the Warrants.

(xiv)      Prior to the Closing, the Company will not incur any material indebtedness or dispose of any material assets or make any material acquisition or change in its business or operations, except with the Initial Purchaser’s consent which may not be unreasonably withheld. The Company shall not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other public communication, or hold any press conference with respect to the Company’s financial condition, results of operations or the Offering, without the prior consent of the Initial Purchaser, which consent shall not be unreasonably withheld or delayed, subject to the Company’s obligation to comply with applicable laws.

(xv)        The Company shall use its reasonable best efforts to cause the Shares to be issued in compliance with all applicable federal, state and foreign securities laws and to cause the Shares not to be issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company upon issuance or sale of the Securities.

(b)           The Initial Purchaser covenants and agrees with the Company that it shall use reasonable best efforts not to sell the Notes and Warrants to any Person, if as a result of such sale, such Person or group of Persons (as identified in a public filing made with the Commission) in connection with the offering of the Notes and Warrants acquired, or obtained the right to acquire (giving effect solely to its or their acquisition or conversion of the Notes and Warrants), twenty percent (20%) or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

6.            Expenses. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 11 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (a) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (b) the preparation, printing or reproduction of the Preliminary Offering Memorandum, Offering Memorandum and each amendment or supplement to it; (c) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each of the Preliminary Offering Memorandum, Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offer and sale of the Notes and Warrants; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (e) the exemption from, or registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchaser relating to such registration and qualification); (f) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes and Warrants; (g) the fees and expenses of counsel (including local and special counsel, if any) for the Company; (h) fees and expenses of the Trustee, including fees and expenses of its counsel; (i) all expenses and listing fees incurred in connection with the application for listing for quotation of the Common Stock on the Nasdaq Capital Market; and (j) all reasonable expenses incurred by CRT (including without limitation fees and expenses of counsel (including reasonable counsel fees and disbursements with respect to blue sky qualifications) and CRT BioMed LLC and all travel, lodging, meals, mailing, telephone, due diligence and all other out-of-pocket expenses) incurred by CRT in connection with its engagement by the Company.

7.            Conditions of the Initial Purchaser’s Obligations. For purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Securities. The obligations of the Initial Purchaser to purchase and pay for the Securities are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchaser pursuant to this Section 7 of any misstatement or omission and to the following additional conditions unless waived in writing by the Initial Purchaser:

(A) The Initial Purchaser shall have received an opinion, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of Fulbright & Jaworski, L.L.P., counsel to the Company.

(B) The Initial Purchaser shall have received an opinion, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of Albert Wai-Kit Chan, LLC and Henry D. Coleman, Esq., intellectual property counsel to the Company.

(C) The Initial Purchaser shall have received a comfort letter, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the date hereof, of Ernst & Young LLP, registered independent auditor of the Company.

(D) With respect to the comfort letter of Ernst & Young LLP referred to in the preceding subsection, the Initial Purchaser shall have received a “bring-down” letter of Ernst & Young LLP, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date.

(E) The Initial Purchaser shall have received an opinion, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of DLA Piper US LLP, counsel to the Initial Purchaser.

(F) The representations and warranties of the Company contained in this Agreement shall be true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of all other representations and warranties) on and as of the Closing Date, and the Company shall have complied in all material respects with all covenants, agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(G) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by this Agreement or any of the other Offering Documents shall have been enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Initial Purchaser relating to the issuance or the trading of the Securities or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

(H) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change in, or affecting the business, condition (financial or other), properties or results of operations of, the Company not disclosed in the Offering Memorandum that is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any of its officers or directors that makes any statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the reasonable judgment of the Initial Purchaser, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading.

(I) The Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the President and Chief Financial Officer of the Company, to the effect that to the best of his knowledge:

(i)           All of the representations and warranties of the Company set forth in this Agreement are true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of all other representations and warranties) on and as of the Closing Date, and all covenants agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder or prior the Closing Date have been duly performed, satisfied or complied with in all material respects.

(ii)          No event has occurred and is continuing, as a result of which the Offering Memorandum including all exhibits and attachments thereto would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Initial Purchaser, not misleading.

(iii)         The issuance and sale of the Securities pursuant to this Agreement and the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officer’s knowledge, threatened against the Company relating to the issuance or the trading of the Securities or the Initial Purchaser’s activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

(iv)         Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (1) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company, not contemplated by the Offering Memorandum, except for any change or prospective change that would not reasonably be expected to result in a Material Adverse Effect upon the Company, or (2) any event or development relating to or involving the Company or any of its officers or directors that, in the judgment of the Initial Purchaser, makes any statement made in the Offering Memorandum untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading.

(v)          At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Offering Memorandum there shall exist no Default or Event of Default (as defined in the Indenture).

(J) There shall have been confirmed sales to the Subsequent Purchasers agreeing to fund a total of $60,000,000, none of the Subsequent Purchasers shall have actually made or threatened to make any amendments, alterations, modifications, withdrawals, waivers or breaches with respect to its commitment to purchase the Notes and Warrants, and the Initial Purchaser shall have no reasonable good faith belief that such commitments or purchases will not be funded.

(K) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchaser) and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(L) All corporate proceedings taken in connection with the issuance of the Notes and Warrants and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance satisfactory to them.

(M) The Notes shall be eligible for clearance on DTC.

(N) At the Closing Date, the Company and the Trustee shall have entered into the Indenture, in form and substance satisfactory to the Initial Purchaser, in its reasonable discretion, and the Initial Purchaser shall have received counterparts, dated the Closing Date and executed by each of the parties thereto and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(O) At the Closing Date, each of the Offering Documents shall have been executed and delivered by all parties thereto.

(P) There are no pending or threatened legal or governmental proceedings to which the Company is a party or of which any property of the Company is the subject, which, the Initial Purchaser believes, in its reasonable discretion, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect on the financial position or results of operations of the Company taken as a whole.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

8.	Indemnification.

(a)          The Company shall indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the respective members, officers, directors, partners, employees, Initial Purchaser and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum a material fact necessary to make the statements therein in light of the circumstances in which they were made not misleading or (y) any breach by the Company of its representations, warranties or agreements set forth herein or of applicable law; provided, however, that the Company will not be liable pursuant to (x) above in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser for use in the section entitled “Plan of Distribution” therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 15 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement. In addition, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, the Preliminary Offering Memorandum, the Company shall not be liable to the Initial Purchaser (or its directors and officers or any person controlling the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from whom the person asserting any such loss, claims, damages or liabilities purchased the Notes concerned as part of the initial placement of the Securities by the Initial Purchasers hereunder, to the extent that any such loss, claims damages or liabilities asserted by such person results from the fact that there was not sent or given to such person, at or prior to the Closing, a copy of the Offering Memorandum, as amended or supplemented, if the Company had previously furnished copies thereof to the Initial Purchaser. Any amounts advanced by the Company to an indemnified party pursuant to this Agreement shall be returned to the Company if it shall be finally determined by a court of competent jurisdiction, not subject to appeal, that such indemnified party was not entitled to indemnification by the Company.

(b)          The Initial Purchaser shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact provided by such Initial Purchaser and contained in the section entitled “Plan of Distribution” of the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state in the section entitled “Plan of Distribution” of the

Offering Memorandum a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions actually received by such Initial Purchaser in connection with the sale of the Securities. The parties acknowledge and agree that such information provided by or on behalf of an Initial Purchaser consists solely of the material identified in Section 15 hereof. This indemnity will be in addition to any liability that an Initial Purchaser may otherwise have, including under this Agreement.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent the defense of such claim or action has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding, and (B) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9.            Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering of the Securities (net of discounts and expenses) received by the Company bear to (b) the discounts and commissions received by the Initial Purchaser, respectively. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions received by the Initial Purchaser in respect of the Notes or Shares resold by the Initial Purchaser in the initial placement of such Notes and Warrants exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission, or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (C) each person, if any, who controls any Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (D) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent shall not be unreasonably withheld or delayed.

10.          Survival Clause. The respective representations, warranties, agreements, covenants and indemnities of the Company and the Initial Purchaser set forth in this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of officers, directors, partners, employees, agents, representatives or controlling persons referred to in Sections 8 and 9 hereof, and (b) delivery of and payment for the Notes and Warrants, and shall, subject to Section 14 hereof, be binding upon and shall, subject to Section 13 hereof, inure to the benefit of, any successors, permitted assigns, heirs and legal representatives of the Company, the Initial Purchaser and the indemnified parties referred to in Section 8 hereof. The respective agreements, covenants and indemnities set forth in Sections 5 and 8-18 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

11.          Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company if (i) any conditions to be satisfied or obligations to be performed hereunder by the Company, including but not limited to those set forth in Section 7, or for which the Company is responsible, have not been satisfied or performed in all respects on or prior to the Closing Date, or (ii) at or prior to the Closing Date or at prior to the Additional Closing Date, as the case may be:

(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;

(B) trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq Stock Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(C) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

(D) (1) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (2) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (1) or (2), in the opinion of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering and sale and delivery of the Notes and Warrants, on the terms and in the manner contemplated by the Offering Memorandum; or

(b)          Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party.

(c)          If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and the expenses of its counsel) incurred by the Initial Purchaser in connection herewith.

12.          Notices. All notices and other communications provided for or permitted hereunder shall be made in writing, shall be delivered by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier (provided notice is also given by some other means permitted by this Section 12), (iii) one business day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows: to the Initial Purchaser c/o CRT Capital Group LLC, 262 Harbor Drive, Stamford, CT 06902, Attention: Eric Seal, facsimile number: (203) 569-6890, and with a copy to DLA Piper US LLP, 1251 Avenue of the Americas, New York, NY 10020, Attention: Jonathan Klein, Esq., facsimile number: (212) 335-4501, and if sent to the Company, to Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut, 06511, Attention: Corporate Secretary, facsimile number: (203) 498-4211, and with a copy to Fulbright & Jaworski, L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Lawrence A. Spector, Esq., facsimile number: (212) 318-3400.

13.          Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, agents and representatives of the Initial Purchaser and any such person or persons, and (b) the indemnities of an Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees, agents and representatives of the Company and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor or an assign because of such purchase. Prior to the Closing, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

14.          No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15.          Information Supplied by the Initial Purchaser. The statements set forth in the fourth, fifth, sixth, seventh and last paragraphs in the Offering Memorandum under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchaser to the Company for purposes of Sections 8(a) and 8(b) hereof.

16.         Entire Agreement. Except with respect to Section 6 of the Engagement Letter, dated February 2, 2007, between the Company and CRT, this Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

17.          No Fiduciary Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions and the conversion rate for the Notes and the exercise price for the Warrants, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser are and have been acting solely as a principal and is not the agent or fiduciary of the Company or their respective stockholders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

18.          APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

Very truly yours, VION PHARMACEUTICALS, INC. a Delaware corporation
By:	/s/ Howard B. Johnson
Name: Howard B. Johnson Title: President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CRT CAPITAL GROUP LLC
By:	/s/ Eric Seal
Name: Eric Seal Title: Senior Vice President

Schedule 1

Initial Purchaser	Principal Commitment Amount and Number of Warrants
CRT Capital Group LLC	$60,000,000 aggregate principal amount of Notes and Warrants to purchase 7,800,000 Shares